================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 26, 2008

                                MICROISLET, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           NEVADA                 001-32202          88-0408274
----------------------------  --------------  ---------------------------
(State or other jurisdiction     (Commission       (IRS Employer
      of incorporation)         File Number)    Identification No.)


                        6370 NANCY RIDGE DRIVE, SUITE 112
                           SAN DIEGO, CALIFORNIA                92121
-----------------------------------------------------------  --------------
               (Address of principal executive offices)       (Zip Code)


                                 (858) 657-0287
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


===============================================================================

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 26, 2008, we borrowed $500,000 from a trust under the terms of an Unsecured Subordinated Convertible Promissory Note dated June 26, 2008. The note matures on August 31, 2008, or upon an earlier equity financing in which we raise an aggregate of $4.5 million in net proceeds. The outstanding principal balance and accrued interest, which we refer to as the outstanding balance, is due in full at maturity. Interest accrues on the outstanding balance at the rate of 15% per annum until maturity and 24% per annum thereafter. Unpaid interest is capitalized monthly. We may prepay the outstanding balance at any time without penalty. The trust may, at its option, convert all or a portion of the outstanding balance into the securities sold in our next equity financing transaction in which we raise at least $3 million in proceeds from investors, on the same terms as those investors. We intend to use the proceeds of the loan for working capital.

In connection with the issuance of the note, we also issued a five-year warrant to the trust, allowing purchase for cash of up to 500,000 shares of our common stock at an exercise price of $0.30 per share. The warrant is first exercisable on June 26, 2009, or upon any earlier merger or acquisition of our company.

Peter Knobel, a trustee of the trust, holds an Unsecured Subordinated Convertible Promissory Note issued by us dated September 20, 2007 in the original principal amount of $1 million, which we refer to as the 2007 note. The 2007 note matured on March 31, 2008, and interest continues to accrue on the outstanding balance of the 2007 note at the post-maturity interest rate of 24% per annum. Further information concerning the terms of the 2007 note, the related warrant, and the registration rights agreement we entered into for registration of the shares purchasable upon exercise of the related warrant, is provided in our current report on Form 8-K filed September 21, 2007.

In connection with the current financing, we amended the registration rights agreement to add the trust as a party and to extend the registration rights to include the shares the trust may purchase upon exercise of its warrant issued in that financing. Under the terms of the amended registration rights agreement, we have agreed to register for resale the shares of common stock issuable upon exercise of both warrants described above on the next registration statement we file with the SEC relating to an offering for any of our equity securities, other than a registration statement relating to equity securities to be issued solely in connection with an acquisition of another entity, in an exchange offer for our securities, or in connection with stock option or other employee benefit plans.

A complete copy of the Unsecured Subordinated Convertible Promissory Note dated as of June 26, 2008, the Warrant Agreement dated as of June 26, 2008, the Registration Rights Agreement dated as of September 20, 2007, and the First Amendment to Registration Rights Agreement dated as of June 26, 2008 are filed as Exhibits 99.1, 99.2, 99.3 and 99.4 hereto, respectively, and are incorporated herein by reference. The foregoing descriptions of the terms of these agreements are qualified in their entirety by reference to such exhibits.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by this reference.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by this reference.

We offered and sold the notes and warrants described in this current report without registration under the Securities Act of 1933 to an accredited investor in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. None of those notes or warrants, the securities issuable upon conversion of those notes and the shares issuable upon exercise of those warrants, may be offered or sold in the United States except pursuant to an applicable exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act. An appropriate legend was placed on those notes and warrants, and will be placed on the securities issuable upon conversion of those notes or exercise of those warrants, except for securities registered for resale under the Securities Act prior to issuance.

This current report on Form 8-K is neither an offer to sell, nor a solicitation of an offer to buy, any of the securities described herein. This portion of the report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

         (d)      Exhibits


    EXHIBIT NUMBER                 DESCRIPTION

         99.1 Unsecured Subordinated Convertible Promissory Note dated June 26, 2008

         99.2     Warrant Agreement dated June 26, 2008

         99.3     Registration Rights Agreement (incorporated by reference to
                  Exhibit 99.3 to our Current Report on Form 8-K filed September 21, 2007)

         99.4     First Amendment to Registration Rights Agreement

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 2, 2008                          MICROISLET, INC.


                                               By: /s/ Michael Andrews
                                                  -----------------------------
                                                    Michael Andrews
                                                    Chief Executive Officer